UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
____________________

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
January 1, 2008
____________________

TIAA REAL ESTATE ACCOUNT
(Exact Name of Registrant as Specified in its Charter)

New York	Not Applicable
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

33-92990, 333-13477, 333-22809, 333-59778,
333-83964, 333-113602, 333-121493, 333-132580 and 333-141513
(Commission File Number)

c/o Teachers Insurance and Annuity Association of America
730 Third Avenue
New York, New York 10017-3206
(Address of principal executive offices) (Zip Code)

(Registrant’s Telephone Number, Including Area Code): (212) 490-9000

N/A
(Former name or former address, if changed since last report)
____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01        Entry into a Material Definitive Agreement.

          The TIAA Real Estate Account (the “Registrant” or the “Account”) entered into a Distribution Agreement for the Contracts Funded by the TIAA Real Estate Account (the “New Distribution Agreement”), dated as of January 1, 2008, by and among Teachers Insurance and Annuity Association of America (“TIAA”), for itself and on behalf of the Account, and TIAA-CREF Individual & Institutional Services, LLC (“Services”), a registered broker dealer and wholly owned subsidiary of TIAA.

          Pursuant to the New Distribution Agreement, distribution services for the Account, which include, among other things, (i) distribution of annuity contracts issued by TIAA and funded by the Account, (ii) advising existing annuity contract owners in connection with their accumulations and (iii) providing assistance in designing, installing and providing administrative services for contract owners or institutions, will be performed by Services. The New Distribution Agreement is terminable by either party upon 60 days written notice and terminates automatically upon any assignment thereof.

          Effective January 1, 2008, the administrative functions previously performed for the Account by Services, which include, among other things, (i) computing the Account’s daily unit value, (ii) maintaining accounting records and performing accounting services, (iii) receiving and allocating premiums, (iv) calculating and making annuity payments, (v) processing withdrawal requests, (vi) providing regulatory compliance and reporting services, (vii) maintaining the Account’s records of contract ownership, and (viii) otherwise assisting generally in all aspects of the Account’s operations, will be performed by TIAA.

          Both distribution services (pursuant to the New Distribution Agreement) and administrative services will continue to be provided to the Account by Services and TIAA, as applicable, on an at cost basis. In accordance with historical practice, the Account shall reimburse Services and TIAA, as applicable, for the cost of such services through daily payments based on the annual expense deduction rate established by Services and TIAA, reflecting estimates of the cost of such services with the objective of keeping the payments as close as possible to actual expenses. As soon as practicable after the end of each calendar quarter, Services and TIAA shall determine the amount necessary to correct any differences between the payments and the expenses actually incurred in connection with providing the services and during such quarter, an appropriate amount will be repaid to, or deducted from (as the case may be), the Account in equal installments over the remaining days in the quarter to reconcile any such differences.

Item 1.02        Termination of a Material Definitive Agreement.

          Effective January 1, 2008, the Distribution and Administrative Services Agreement, dated September 29, 1995 (as amended), by and between TIAA (on its own behalf and with respect to the Account) and Services (the “DAS Agreement”), was terminated in its entirety, except (i) for the obligation to settle accounts pursuant to Section 7 thereof (relating to the reimbursement of Services’ expenses for periods ended prior to the January 1, 2008 termination date) and (ii) with regard to the matters covered in Section 11 thereof (relating to cooperation between the parties in the event of regulatory inspections, inquiries and proceedings). The DAS Agreement was terminated in contemplation of the Account and Services entering into the New Distribution Agreement referenced in Item 1.01 above. The DAS Agreement provided for substantially the same services on substantially the same terms as does the New Distribution Agreement, with the primary exception being that the DAS Agreement provided for Services’ provision of administrative services to the Account. As noted in Item 1.01 above, Services is a wholly owned subsidiary of TIAA.

Item 9.01        Financial Statements and Exhibits.

(a) Not Applicable.

(b) Not Applicable.

(c) Not Applicable.

(d) Exhibits.

1(A) –  Distribution Agreement for the Contracts Funded by the TIAA Real Estate Account, dated as of January 1, 2008, by and among Teachers Insurance and Annuity Association of America, for itself and on behalf of the Account, and TIAA-CREF Individual & Institutional Services, LLC.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIAA REAL ESTATE ACCOUNT

	By:	TEACHERS INSURANCE AND ANNUITY
ASSOCIATION OF AMERICA

DATE: January 7, 2008	By:	/s/ Stewart P. Greene
Stewart P. Greene
Vice President and Associate General Counsel